Exhibit 99.1

February 23, 2023

Zeta Announces Record Fourth Quarter 2022 Financial Results

•
Delivered revenue of $175M, up 30% Y/Y in 4Q’22, and $591M, up 29% Y/Y in 2022
•
Expanded Scaled Customer count 14% Y/Y adding 14 in 4Q’22 and 48 in 2022
•
Grew Scaled Customer ARPU 15% Y/Y to $1.43M in 2022
•
Achieved Net Revenue Retention of 112% in 2022
•
Generated cash flow from operating activities of $23M in 4Q’22, and $78M in 2022

NEW YORK – Zeta Global (NYSE: ZETA), the AI-Powered Marketing Cloud, today announced financial results for the fourth quarter and full year ended December 31, 2022.

“Our execution and competitive position have never been stronger, evidenced by our record fourth quarter results,” said David A. Steinberg, Co-Founder, Chairman, and CEO of Zeta. “The market continues to move in our direction as data and Artificial Intelligence (“AI”), which are foundational elements of the Zeta Marketing Platform, are now mission critical Boardroom topics. By delivering identity-based data and AI to improve consumer experiences and drive a higher return on marketing investments, we are well positioned to capitalize on the ongoing changes in the marketing cloud ecosystem as enterprises place a premium on marketing efficiency and effectiveness.”

“We continue to be a business delivering beyond its commitments, with fourth quarter results once again exceeding expectations, with top- and bottom-line growth rates ahead of the Zeta 2025 model,” said Chris Greiner, Zeta’s CFO. “This quarterly pattern is forming a multi-year trend of accelerating revenue growth and operating leverage. Our performance is driven by years of headcount discipline, operational excellence and investment rigor, which creates a sustainable basis for continued growth and expanding profitability.”

Fourth Quarter 2022 Highlights

•
Total revenue of $175 million, an increase of 30% Y/Y and 15% Q/Q.
•
Scaled Customer count of 403 compared to 389 in 3Q’22 and 355 in 4Q’21.
•
Super Scaled Customer count of 103 compared to 106 in 3Q’22 and 97 in 4Q’21.
•
Quarterly Scaled Customer ARPU of $424,000, an increase of 15% Y/Y.
•
Quarterly Super Scaled Customer ARPU of $1.33 million, an increase of 26% Y/Y.

•
Direct platform revenue mix of 75% of total revenue, compared to 77% in 4Q’21.
•
Connected TV (“CTV”) is our fastest growing channel, up more than 300% Y/Y.
•
Cost of revenue percentage increased by 130 basis points Y/Y to 37.7%.
•
GAAP net loss of $52 million, or 30% of revenue, was driven primarily by $68 million of stock-based compensation. The net loss in 4Q’21 was $61 million, or 45% of revenue.
•
GAAP loss per share of $0.36, compared to a loss per share of $0.46 in 4Q’21.
•
Cash flow from operating activities of $23.1 million, compared to $20.9 million in 4Q’21.
•
Free Cash Flow1 of $13.8 million, compared to $14.6 million in 4Q’21.
•
Repurchased $5.3 million worth of shares through our share repurchase program.
•
Adjusted EBITDA1 of $32.4 million, an increase of 42% compared to $22.9 million in 4Q’21.
•
Adjusted EBITDA margin1 of 18.5%, compared to 17.0% in 4Q’21.

Full Year 2022 Highlights

•
Total revenue of $591 million, an increase of 29% Y/Y.
•
Scaled Customer ARPU of $1.43 million, an increase of 15% Y/Y.
•
Super Scaled Customer ARPU of $4.52 million, an increase of 25% Y/Y.
•
Direct platform revenue mix of 77% of total revenue, compared to 76% in 2021.
•
Net Revenue Retention of 112%, compared to 113% in 2021.
•
Cost of revenue percentage decreased by 170 basis points Y/Y to 36.5%.
•
GAAP net loss of $279 million, or 47% of revenue, was driven primarily by $299 million of stock-based compensation. The net loss in 2021 was $250 million, or 54% of revenue.
•
GAAP loss per share of $2.01, compared to a loss per share of $2.95 in 2021.
•
Cash flow from operating activities of $78.5 million, compared to $44.3 million in 2021.
•
Free Cash Flow of $39.1 million, compared to $17.5 million in 2021.
•
Adjusted EBITDA of $92.2 million, an increase of 46% compared to $63.3 million in 2021.
•
Adjusted EBITDA margin of 15.6%, compared to 13.8% in 2021.

1 Free Cash Flow, Adjusted EBITDA, and Adjusted EBITDA margin are not measures of financial performance prepared in accordance with GAAP. See “Non-GAAP Measures” for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Guidance

Zeta anticipates revenue and Adjusted EBITDA as follows:

First Quarter 2023

•
Revenue of $149 million to $151 million, representing a year-over-year increase of 18% to 20%.
•
Adjusted EBITDA of $22.4 million to $22.7 million, representing a year-over-year increase of 19% to 21% and an Adjusted EBITDA margin of 14.8% to 15.2%.

Full Year 2023

•
Revenue of $686 million to $696 million, representing a year-over-year increase of 16% to 18%.
•
Adjusted EBITDA of $116.5 million to $118.3 million, representing a year-over-year increase of 26% to 28% and an Adjusted EBITDA margin of 16.7% to 17.3%.

Zeta 2025

Zeta 2025 is a long-term plan introduced by the Company in 2022, intended to drive the Company’s vision to become one of the largest marketing clouds in the industry, with targets for business, product, and industry leadership. The financial targets of this plan are to generate in excess of $1 billion in annual revenue with at least 20% Adjusted EBITDA margins by 2025. We are adding an additional financial target to the plan of Free Cash Flow with a target of at least $110 million by 2025.

Investor Conference Call and Webcast

Zeta will host a conference call today, Thursday, February 23, 2023, at 5:00 p.m. Eastern Time to discuss financial results for the fourth quarter and full year 2022. A supplemental earnings presentation and a live webcast of the conference call can be accessed from the Company’s investor relations website (https://investors.zetaglobal.com/) where they will remain available for one year.

About Zeta

Zeta Global (NYSE: ZETA) is the AI-Powered Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our guidance, the Zeta 2025 plan, the financial targets of Zeta 2025, and the timing of when we will achieve the Zeta 2025 plan, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our anticipated future financial performance, our market opportunities and our expectations regarding our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: global supply chain disruptions; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond Zeta’s control; increases in our borrowing costs as a result of changes in interest rates and other factors; the impact of inflation on us and on our customers; potential fluctuations in our operating results, which could make our future operating results difficult to predict; underlying circumstances, including cash flows, cash position, financial performance, market conditions and potential acquisitions; prevailing stock prices, general economic and market condition; the impact of COVID-19 and other future pandemics, epidemics and other health crises on the global economy, our customers, employees and business; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; our ability to innovate and make the right investment decisions in our product offerings and platform; our ability to attract and retain customers, including our scaled and super scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The first quarter and full year 2023 guidance provided herein and Zeta 2025 targets are based on Zeta’s current estimates and assumptions and are not a guarantee of future performance. The guidance provided and Zeta 2025 targets are subject to significant risks and uncertainties, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (“SEC”), that could cause actual results to differ materially. There can be no assurance that the Company will achieve the results expressed by this guidance or the targets.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investor relations website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares on the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Investors Website.

Social Media Profiles:

www.twitter.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout this Release, the Supplemental Earnings Presentation and Investor Conference Call

•
Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it direct platform revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered integrated platform revenue.
•
Cost of revenue: Cost of revenue excludes depreciation and amortization and consists primarily of media and marketing costs and certain personnel costs. Media and marketing costs consist primarily of fees paid to third-party publishers, media owners or managers, and strategic partners that are directly related to a revenue-generating event. We pay these third-party publishers, media owners or managers and strategic partners on a revenue-share, a cost-per-lead, cost-per-click, or cost-per-thousand-impressions basis. Personnel costs included in cost of revenues include salaries, bonuses, commissions, stock-based compensation and employee benefit costs primarily related to individuals directly associated with providing services to our customers.
•
Scaled Customers: We define scaled customers as customers from which we generated at least $100,000 in revenue on a trailing twelve-month basis. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Super Scaled Customers: We define super scaled customers, which is a subset of Scaled Customers, as customers from which we generated at least $1,000,000 in revenue on a trailing twelve-month basis. We calculate the number of super scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the super scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.
•
Scaled Customer ARPU: We calculate the scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
•
Super Scaled Customer ARPU: We calculate the super scaled customer average revenue per user (“ARPU”) as revenue for the corresponding period divided by the average number of super scaled customers during that period. We believe that super scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business.
•
Net Revenue Retention (“NRR”): We calculate our annual NRR rate by dividing current year revenue earned from customers from which we also earned revenue in the prior year, by the prior year revenues. We exclude political and advocacy customers, which represented 6.3% and 1.5% of revenue for 2022 and 2021, respectively, from our calculation of annual NRR rate because of the biennial nature of these customers.

Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

•
Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax (benefit) / provision, acquisition related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expenses, gain on extinguishment of debt, certain non-recurring IPO related expenses, including the payroll taxes related to vesting of restricted stock and restricted stock units upon the completion of the IPO, and other expenses. Acquisition related expenses and restructuring expenses primarily consist of severance and other employee-related costs which we do not expect to incur in the future as acquisitions of businesses may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses consist of non-cash expenses such as changes in fair value of acquisition related liabilities, gains and losses on extinguishment of acquisition related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring IPO related expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.
•
Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by the total revenues for the same period.
•
Free Cash Flow is a non-GAAP financial measure defined as cash from operating activities, less capital expenditures and website and software development costs, adjusted for the effect of exchange rates on cash and cash equivalents.

Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow provide us with useful measures for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Nevertheless our use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under GAAP. Other companies may calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow guidance and targets to forward looking GAAP net income (loss), GAAP net income (loss) margin or cash flows from operating activities, respectively, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Scott Schmitz

ir@zetaglobal.com

Press

Megan Rose

press@zetaglobal.com

Zeta Global Holdings Corp.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$121,110	$103,859
Accounts receivable, net of allowance of $1,882 and $1,295 as of December 31, 2022 and December 31, 2021, respectively	106,322	83,578
Prepaid expenses	7,150	6,970
Other current assets	1,866	1,649
Total current assets	236,448	196,056
Non-current assets:
Property and equipment, net	5,981	5,630
Website and software development costs, net	36,713	38,038
Right-to-use asset - operating leases, net	7,388	—
Intangible assets, net	44,358	40,963
Goodwill	133,069	114,509
Deferred tax assets, net	745	956
Other non-current assets	1,800	1,113
Total non-current assets	230,054	201,209
Total assets	$466,502	$397,265
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,668	$21,711
Accrued expenses	72,364	63,979
Acquisition-related liabilities (current)	14,743	8,042
Deferred revenue	2,228	6,866
Other current liabilities	5,707	5,159
Total current liabilities	128,710	105,757
Non-current liabilities:
Long-term borrowings	183,953	183,613
Acquisition-related liabilities (non-current)	17,932	14,915
Other non-current liabilities	7,877	2,492
Total non-current liabilities	209,762	201,020
Total liabilities	338,472	306,777
Stockholders’ equity:
Class A common stock $ 0.001 per share par value, up to 3,750,000,000 shares authorized, 175,266,917 and 159,974,847 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	175	160
Class B common stock $ 0.001 per share par value, up to 50,000,000 shares authorized, 32,099,302 and 37,856,095 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	32	38
Additional paid-in capital	900,924	584,208
Accumulated deficit	(771,056)	(491,817)
Accumulated other comprehensive loss	(2,045)	(2,101)
Total stockholders’ equity	128,030	90,488
Total liabilities and stockholders' equity	$466,502	$397,265

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues	$175,140	$134,846	$590,961	$458,338
Operating expenses:
Cost of revenues (excluding depreciation and amortization)	65,979	49,011	215,466	174,720
General and administrative expenses	51,017	53,924	213,615	189,606
Selling and marketing expenses	76,194	65,391	299,238	229,343
Research and development expenses	17,231	14,189	69,454	64,474
Depreciation and amortization	12,430	12,787	51,878	45,922
Acquisition-related expenses	—	437	344	1,953
Restructuring expenses	—	260	—	727
Total operating expenses	$222,851	$195,999	$849,995	$706,745
Loss from operations	(47,711)	(61,153)	(259,034)	(248,407)
Interest expense	2,301	1,328	7,303	7,033
Other expenses / (income)	1,872	(1,310)	13,983	(279)
Gain on extinguishment of debt	—	—	—	(10,000)
Change in fair value of warrants and derivative liabilities	—	—	410	5,000
Total other expenses	$4,173	$18	$21,696	$1,754
Loss before income taxes	(51,884)	(61,171)	(280,730)	(250,161)
Income tax benefit	(131)	(33)	(1,491)	(598)
Net loss	$(51,753)	$(61,138)	$(279,239)	$(249,563)
Other comprehensive (income) / loss:
Foreign currency translation adjustment	(1,477)	(88)	(56)	64
Total comprehensive loss	$(50,276)	$(61,050)	$(279,183)	$(249,627)
Net loss per share
Net loss	$(51,753)	$(61,138)	$(279,239)	$(249,563)
Cumulative redeemable convertible preferred stock dividends	—	—	—	7,060
Net loss available to common stockholders	$(51,753)	$(61,138)	$(279,239)	$(256,623)
Basic loss per share	$(0.36)	$(0.46)	$(2.01)	$(2.95)
Diluted loss per share	$(0.36)	$(0.46)	$(2.01)	$(2.95)
Weighted average number of shares used to compute net loss per share
Basic	145,489,764	133,697,870	138,985,265	86,932,191
Diluted	145,489,764	133,697,870	138,985,265	86,932,191

The Company recorded total stock-based compensation as follows:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cost of revenues (excluding depreciation and amortization)	$2,198	$1,140	$6,634	$2,589
General and administrative expenses	24,528	29,292	113,401	100,160
Selling and marketing expenses	34,612	34,951	152,377	129,577
Research and development expenses	6,365	5,163	26,580	26,833
Total	$67,703	$70,546	$298,992	$259,159

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(51,753)	$(61,138)	$(279,239)	$(249,563)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,430	12,787	51,878	45,922
Stock-based compensation	67,703	70,546	298,992	259,159
Gain on extinguishment of debt	—	—	—	(10,000)
Deferred income taxes	446	(840)	(2,668)	(2,475)
Change in fair value of warrant and derivative liabilities	—	—	410	5,000
Change in fair value of acquisition-related liabilities	756	(1,806)	12,990	(1,823)
Others, net	(376)	(658)	(592)	1,868
Change in non-cash working capital (net of acquisitions):
Accounts receivable	(15,231)	(8,578)	(19,826)	(1,155)
Prepaid expenses	219	(1,150)	(270)	(3,067)
Other current assets	27	1,409	(214)	5,725
Other non-current assets	(87)	(50)	63	(592)
Deferred revenue	(3,801)	4,127	(4,566)	2,813
Accounts payable	6,277	(4,282)	13,530	(22,243)
Accrued expenses and other current liabilities	8,223	11,856	10,001	14,618
Other non-current liabilities	(1,736)	(1,297)	(2,003)	105
Net cash provided by operating activities	23,097	20,926	78,486	44,292
Cash flows from investing activities:
Capital expenditures	(5,067)	(2,599)	(22,232)	(9,482)
Website and software development costs	(4,184)	(3,853)	(17,004)	(17,274)
Business and asset acquisitions, net of cash acquired	—	(17,934)	(9,209)	(20,093)
Net cash used for investing activities	(9,251)	(24,386)	(48,445)	(46,849)
Cash flows from financing activities:
Cash paid for acquisition-related liabilities	(3,667)	(9,786)	(5,959)	(9,850)
Proceeds from credit facilities, net of issuance cost	—	—	5,625	183,311
Proceeds from initial public offering, net of issuance cost	—	—	—	126,538
Repurchase of shares	(5,297)	—	(9,607)	(64,468)
Proceeds from employees’ stock purchase plan	1,422	809	2,742	809
Exercise of warrants and options	34	27	199	137
Repayments against the credit facilities	—	—	(5,625)	(180,745)
Net cash (used for) / provided by financing activities	(7,508)	(8,950)	(12,625)	55,732
Effect of exchange rate changes on cash and cash equivalents	(36)	89	(165)	(41)
Net increase in cash and cash equivalents, including restricted cash	6,302	(12,321)	17,251	53,134
Cash and cash equivalents and restricted cash, beginning of period	114,808	116,180	103,859	50,725
Cash and cash equivalents and restricted cash, end of period	$121,110	$103,859	$121,110	$103,859
Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest, net	$1,670	$1,331	$5,673	$7,004
Cash paid for income taxes, net	$497	$464	$1,611	$1,758
Liability established in connection with acquisitions	$756	$8,390	$20,529	$10,185
Capitalized stock-based compensation as website and software development costs	$1,263	$1,366	$5,394	$10,196
Shares issued in connection with acquisitions and other agreements	$4,069	$23,000	$19,005	$29,650
Dividends on redeemable convertible preferred stock settled in Company’s equity	$—	$—	$—	$60,082
Non-cash settlement of warrants and derivative liabilities	$410	$—	$410	$63,100
Right-to-use asset established	$9,559	$—	$9,559	$—
Operating lease liabilities established	$12,050	$—	$12,050	$—
Non-cash consideration for website and software development costs	$274	$1,506	$1,255	$1,551

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss and net loss margin, respectively, the most directly comparable financial measures calculated and presented in accordance with GAAP.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net loss	$(51,753)	$(61,138)	$(279,239)	$(249,563)
Net loss margin	(29.5)%	(45.3)%	(47.3)%	(54.4)%
Add back:
Depreciation and amortization	12,430	12,787	51,878	45,922
Restructuring expenses	—	260	—	727
Acquisition-related expenses	—	437	344	1,953
Stock-based compensation	67,703	70,546	298,992	259,159
IPO related expenses	—	—	—	2,705
Gain on extinguishment of debt	—	—	—	(10,000)
Dispute settlement expense	—	—	—	1,196
Other expenses / (income)	1,872	(1,310)	13,983	(279)
Change in fair value of warrants and derivative liabilities	—	—	410	5,000
Interest expense	2,301	1,328	7,303	7,033
Income tax benefit	(131)	(33)	(1,491)	(598)
Adjusted EBITDA	$32,422	$22,877	$92,180	$63,255
Adjusted EBITDA margin%	18.5%	17.0%	15.6%	13.8%

The following table reconciles Cash Flows from Operating Activities in the Consolidated statements of cash flows to free cash flow.

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities	$23,097	$20,926	$78,486	$44,292
Capital expenditures	(5,067)	(2,599)	(22,232)	(9,482)
Website and software development costs	(4,184)	(3,853)	(17,004)	(17,274)
Effect of exchange rate changes on cash and cash equivalents	(36)	89	(165)	(41)
Free Cash Flows	$13,810	$14,563	$39,085	$17,495